Exhibit 99.1
                                      CONTACTS:

                                      John Reiland, CFO
                                      John Figone, VP-Business Development
                                      US Dataworks, Inc.
                                      (713) 934-3855
                                      www.usdataworks.com

                                      Ken Dennard, Managing Partner
                                      Karen Roan, Sr. Vice President
                                      DRG&E (713) 529-6600

                        US DATAWORKS REPORTS FISCAL 2005
                       FOURTH QUARTER AND YEAR END RESULTS

              COMPANY ALSO PROVIDES FINANCIAL GUIDANCE FOR FY 2006

Houston, TX - June 29, 2005 - US Dataworks (AMEX: UDW), a leading developer of payment processing solutions, today announced financial results for fiscal 2005 fourth quarter and year ended March 31, 2005.

         Revenues for the fiscal 2005 fourth quarter were $656,000 compared with revenues of $1,580,000 for the same period a year ago. Last year, the company closed a significant license upgrade transaction in the fourth quarter that resulted in approximately $900,000 of revenue and did not record a similar large licensing transaction in the current year. Operating loss for the quarter was $1,444,000 compared to an operating loss of $123,000 for the quarter ended March 31, 2004. Net loss for the fourth quarter was $1,447,000, or $0.05 per share, compared to a net loss of $344,000 or $0.01 per share, for the corresponding period in the prior year.

         Revenues for the fiscal year 2005 were $2,687,000 compared with revenues of $3,442,000 for the fiscal year 2004. Operating loss for fiscal 2005 was $4,955,000 compared to an operating loss of $1,985,000 for fiscal 2004. Net loss for fiscal 2005 was $6,459,000, or $0.24 per share, compared to a net loss of $7,088,000 or $0.38 per share, for the corresponding period in the prior year.

         "Fiscal 2005 was a year of transition and new product introductions," stated Charles E. Ramey, CEO of US Dataworks. "As we moved our financial model from licensing to a `transactional' model, our recurring `click' revenues from customers that pay by the transaction grew year over year by 359%. We have approximately one billion transactions under management available and processed approximately 540 million actual transactions between March 31, 2004 and March 31, 2005. We remain confident about our growth opportunities over the next several years as the electronificationSM of payment processing increases.

         "Additionally, we are pleased to be currently negotiating several large contracts and contemplate having at least one contract signed during the second quarter. Combined with other contracts we have recently announced, our ClearingworksTM product suite is being embraced, embedded and standardized into the fabric of some of the world's name brand financial institutions."

         In June 2005, US Dataworks raised $1,300,000 prior to expenses of offering in two private placements wherein was sold: (1) a convertible debenture in the principal amount of $770,000, with an original issue discount of $70,000 and warrants to purchase 879,080 shares of common stock; and (2) $600,000 of common stock and warrants to purchase an aggregate of 629,328 shares of common stock.

         Ramey added, "As a result of our recent capital raising transactions, our increased level of transactional revenues achieved in fiscal 2005, and the increased revenue potential of contemplated contracts, we believe we currently have adequate capital resources to fund our anticipated cash needs through the remainder of the year."

FY 2006 OUTLOOK

         The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

         US Dataworks expects revenues for the first quarter of fiscal 2006 to range from $1.0 million to $1.1 million and loss per share to be approximately $(0.04). For the full fiscal year ending March 31, 2006, the company expects revenues to range from $4.8 million to $5.3 million and loss per share to be between ($0.10) and ($0.12) excluding any one-time charges.

CONFERENCE CALL

         US Dataworks has scheduled a conference call for today, June 29, 2005 at 5:00 p.m. eastern time. To participate in the conference call, dial 303-262-2140 at least ten minutes before the call begins and ask for the US Dataworks conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until July 6, 2005. To access the replay, dial (303) 590-3000 using a pass code of 11033638.

         Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting www.usdataworks.com. To listen to the live call on the web, please visit the company's web site at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live web cast, an archive will be available shortly after the call.

ABOUT US DATAWORKS

         US Dataworks is a developer of payment processing solutions, focused on the Financial Services market, Federal, State and local governments, billers and retailers. Software developed by US Dataworks is designed to enable organizations to transition from traditional paper-based payment and billing processes to electronic solutions that automate end-to-end processes for accepting and clearing checks.

Except for the historical information contained herein, the matters set forth in this press release, including, but not limited to the extent to which the Company's balance sheet has been strengthened, leadership in the ARC market has been captured and efforts toward profitability have been continued and the increasing of our efforts toward capturing further market share in ARC, Check-21 and other electronic payment processing solutions are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the Company's position in the marketplace, our ability to develop and timely introduce products that address market demand, the impact of alternative technological advances and competitive products, market fluctuations, our ability to obtain future financing and other risks detailed from time to time in the SEC reports of US Dataworks, Inc., including its annual report on Form 10-KSB/A for the period ended March 31, 2004. These forward-looking statements speak only as of the date hereof. US Dataworks disclaims any obligation to update these forward-looking statements.

                              - Tables to Follow -

[LOGO OF US DATAWORKS]

                            STATEMENTS OF OPERATIONS
           For the Three Months and Year Ended March 31, 2005 and 2004
                                   (UNAUDITED)

                                                             FOR THE THREE MONTHS ENDED          FOR THE YEAR ENDED
                                                                     MARCH 31,                        MARCH 31,
                                                           -----------------------------   -----------------------------
                                                                2005            2004            2005            2004
                                                           -------------   -------------   -------------   -------------
REVENUES
   Software licensing revenues .........................   $      15,624   $   1,208,938   $     611,356   $   1,978,607
   Software transactional revenues .....................         173,180          78,773         617,342         134,437
   Software maintenance revenues .......................          87,384          89,219         349,606         214,698
   Professional service revenues .......................         379,660         203,311       1,108,445       1,114,528
                                                           -------------   -------------   -------------   -------------
     Total revenues ....................................         655,848       1,580,241       2,686,749       3,442,270

Cost of sales ..........................................         237,396         228,448         903,733         784,146
                                                           -------------   -------------   -------------   -------------
     Gross profit ......................................         418,452       1,351,793       1,783,016       2,658,124

OPERATING EXPENSES
   General and administrative ..........................       1,776,754       1,400,957       6,414,334       4,362,786
   Depreciation and amortization .......................          85,949          73,339         323,448         280,038
                                                           -------------   -------------   -------------   -------------
     Total operating expense ...........................       1,862,703       1,474,296       6,737,782       4,642,824
                                                           -------------   -------------   -------------   -------------
Loss from operations ...................................      (1,444,251)       (122,503)     (4,954,766)     (1,984,700)
                                                           -------------   -------------   -------------   -------------
OTHER INCOME (expense)
   Financing costs .....................................              --         (99,220)       (419,902)     (1,444,322)
   Interest expense ....................................         (18,942)       (125,950)       (206,628)     (1,195,723)
   Interest expense - related parties ..................              --              --              --        (113,360)
   Loss on extinguishment of debt ......................              --              --              --        (635,259)
   Loss on extinguishment of debt - related parties ....              --              --              --      (1,722,631)
   Investor litigation settlement expense ..............              --              --        (924,200)             --
   Other income (expense) ..............................          15,768           3,989          46,217           7,623
                                                           -------------   -------------   -------------   -------------
     Total other income (expense) ......................          (3,174)       (221,181)     (1,504,513)     (5,103,672)
                                                           -------------   -------------   -------------   -------------
Loss before provision for income taxes                        (1,447,425)       (343,684)     (6,459,279)     (7,088,372)
Provision for income taxes .............................              --              --              --              --
                                                           -------------   -------------   -------------   -------------
Net loss ...............................................   $  (1,447,425)  $    (343,684)  $  (6,459,279)  $  (7,088,372)
                                                           =============   =============   =============   =============
BASIC AND DILUTED LOSS PER SHARE
     Total basic and diluted loss per share ............   $       (0.05)  $       (0.01)  $       (0.24)  $       (0.38)
                                                           -------------   -------------   -------------   -------------
Basic and diluted weighted-average shares outstanding         28,778,062      22,968,847      27,231,401      18,776,184
                                                           =============   =============   =============   =============

[LOGO OF US DATAWORKS]

                                  BALANCE SHEET
                                 March 31, 2005
                                   (UNAUDITED)

                                     ASSETS
CURRENT ASSETS
   Cash and cash equivalents .................................................   $    1,525,386
   Accounts receivable, net of allowance for doubtful accounts of $33,238 ....          839,290
   Prepaid expenses and other current assets .................................           95,728
                                                                                 --------------
      Total current assets ...................................................        2,460,404
Property and equipment, net ..................................................          677,280
Goodwill, net ................................................................       14,133,629
Other assets .................................................................           43,793
                                                                                 --------------
         Total Assets ........................................................   $   17,315,106
                                                                                 ==============
                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Note payable- related party ...............................................   $       39,000
   Deferred revenue ..........................................................          470,684
   Accounts payable ..........................................................          239,247
   Accrued expenses ..........................................................          326,270
   Interest payable ..........................................................           41,672
   Convertible note payable ..................................................          256,066
                                                                                 --------------
         Total current liabilities ...........................................        1,372,939
   Convertible note payable ..................................................          512,133
   Deferred revenue ..........................................................           33,352
   Deferred compensation .....................................................           21,500
                                                                                 --------------
         Total liabilities ...................................................        1,939,924
                                                                                 --------------
COMMITMENTS
SHAREHOLDERS' EQUITY
   Convertible Series B preferred stock, $0.0001 par value
     700,000 shares authorized, 549,667 shares issued and outstanding,
     $0.75 liquidation preference, dividends of  $169,522 in arrears .........               55
   Common stock, $0.0001 par value
     90,000,000 shares authorized and 28,778,366 shares
     issued and outstanding...................................................            2,878
   Additional paid-in capital ................................................       61,676,628
   Deferred compensation .....................................................          (12,198)
   Accumulated deficit .......................................................      (46,292,181)
                                                                                 --------------
         Total shareholders' equity ..........................................       15,375,182
                                                                                 --------------
              Total Liabilities and Shareholders' Equity .....................   $   17,315,106
                                                                                 ==============